Exhibit 5.2

[Letterhead of O’Melveny & Myers LLP]

October 10, 2014

Sabra Health Care Limited Partnership

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

Sabra Capital Corporation

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

Re:	Registration of Additional 5.5% Senior Notes Due 2021 of Sabra Health Care Limited Partnership and Sabra Capital Corporation

Ladies and Gentlemen:

We have acted as counsel to Sabra Health Care Limited Partnership, a Delaware limited partnership, and Sabra Capital Corporation, a Delaware corporation (each an “Issuer,” and together, the “Issuers”), in connection with the issuance and sale of $150,000,000 aggregate principal amount of the Issuers’ additional 5.5% Senior Notes due 2021 (the “Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (File No. 333-188696), as amended by the Post-Effective Amendment No. 1 and the Post-Effective Amendment No. 2 (as amended, the “Registration Statement”), each of which became effective upon filing with the Securities and Exchange Commission, with the Notes to be guaranteed (the “Guarantees”) by each of the parties listed on Schedule I attached hereto (each a “Guarantor” and collectively, the “Guarantors”).

In our capacity as such counsel, we have examined originals or copies of (i) the Registration Statement, (ii) an indenture, dated as of May 23, 2013, among the Issuers, Sabra Health Care REIT, Inc. (“Sabra”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a third supplemental indenture, dated as of January 23, 2014, among the Issuers, Sabra, the other guarantors party thereto, and the Trustee, a fourth supplemental indenture, dated as of April 30, 2014, among the Issuers, Sabra, the other guarantors party thereto and the Trustee, and a fifth supplemental indenture, dated September 29, 2014, among the Issuers, Sabra, the other Guarantors and the Trustee (as supplemented, the “Indenture”), (iii) the underwriting agreement (the “Underwriting Agreement”), dated October 1, 2014, by and among the Issuers, Sabra, the other Guarantors, and Wells Fargo Securities, LLC,

Sabra Health Care Limited Partnership

Sabra Capital Corporation

October 10, 2014

Citigroup Global Markets Inc. and Credit Agricole Securities (USA) Inc., as representatives of the several underwriters named therein, and (iv) such other corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	The Notes and the Guarantees have been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, on the part of the Issuers and the Guarantors listed on Schedule I as being organized in the state of Delaware.

2.	When authenticated, executed, issued and delivered in accordance with the Indenture and upon payment for and delivery of the Notes in accordance with the terms of the Underwriting Agreement, the Notes will be the legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

3.	When the Guarantees are executed and the Notes are executed, issued, authenticated and delivered, all in accordance with the Indenture and upon payment for and delivery of the Notes in accordance with the terms of the Underwriting Agreement, the Guarantees will be the legally valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

Sabra Health Care Limited Partnership

Sabra Capital Corporation

October 10, 2014

With respect to the foregoing opinions, we have assumed the matters set forth in the opinions of Venable LLP, Wilmer Cutler Pickering Hale and Dorr LLP, Andrews Kurth LLP, Davis Graham & Stubbs LLP, Flaherty Sensabaugh Bonasso PLLC, Nixon Peabody LLP, and Smith Moore Leatherwood LLP, each dated the date hereof, a copy of each of which has been delivered to you by such other counsel.

The law governed by this opinion is limited to the present federal law of the United States, the present law of the State of New York, the present General Corporation Law of the State of Delaware, the present Revised Uniform Limited Partnership Act of the State of Delaware, and the present Limited Liability Company Act of the State of Delaware. We express no opinion as to the laws of any other jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Current Report on Form 8-K of Sabra Health Care REIT, Inc., being filed on the date hereof, and incorporated by reference into the Registration Statement. We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement, dated October 1, 2014, filed with the Securities and Exchange Commission on October 2, 2014. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

SCHEDULE I

GUARANTORS

Name	State of Incorporation / Organization
Sabra Health Care REIT, Inc.	Maryland
395 Harding Street, LLC	Delaware
1104 Wesley Avenue, LLC	Delaware
Bay Tree Nursing Center LLC	Massachusetts
C.H.P. Limited Liability Company	New Hampshire
C.H.R. Limited Liability Company	New Hampshire
Connecticut Holdings I, LLC	Delaware
DJB Realty L.L.C.	New Hampshire
HHC 1998-1 Trust	Massachusetts
Kentucky Holdings I, LLC	Delaware
New Hampshire Holdings, LLC	Delaware
Northwest Holdings I, LLC	Delaware
Oakhurst Manor Nursing Center LLC	Massachusetts
Orchard Ridge Nursing Center LLC	Massachusetts
Reservoir Real Estate Holdings, LLC	Delaware
Sable-Aurora, LLC	Colorado
Sabra Alpena LLC	Delaware
Sabra Beaumont Preferred Equity, LLC	Delaware
Sabra Cadillac LLC	Delaware
Sabra California II, LLC	Delaware
Sabra Connecticut II, LLC	Delaware
Sabra Gaylord LLC	Delaware
Sabra Greenville LLC	Delaware
Sabra Health Care Delaware, LLC	Delaware
Sabra Health Care Frankenmuth, LLC	Delaware
Sabra Health Care Holdings I, LLC	Delaware
Sabra Health Care Holdings II, LLC	Delaware
Sabra Health Care Holdings III, LLC	Delaware
Sabra Health Care Holdings IV, LLC	Delaware
Sabra Health Care, L.L.C.	Delaware
Sabra Health Care Northeast, LLC	Delaware
Sabra Health Care Pennsylvania, LLC	Delaware
Sabra Health Care Virginia, LLC	Delaware
Sabra Health Care Virginia II, LLC	Delaware
Sabra Idaho, LLC	Delaware
Sabra Kentucky, LLC	Delaware
Sabra Lake Drive, LLC	Delaware
Sabra Manistee LLC	Delaware
Sabra Mason LLC	Delaware
Sabra Mecosta LLC	Delaware
Sabra Michigan, LLC	Delaware
Sabra Midland LLC	Delaware
Sabra Montana, LLC	Delaware
Sabra New Braunfels Preferred Equity, LLC	Delaware
Sabra New Mexico, LLC	Delaware
Sabra NC, LLC	Delaware

Sabra Ohio, LLC	Delaware
Sabra Phoenix TRS Venture, LLC	Delaware
Sabra Phoenix TRS Venture II, LLC	Delaware
Sabra Phoenix Wisconsin, LLC	Delaware
Sabra Tawas LLC	Delaware
Sabra Texas GP, LLC	Texas
Sabra Texas Holdings, L.P.	Texas
Sabra Texas Holdings GP, LLC	Texas
Sabra Texas Properties, L.P.	Texas
Sabra Texas Properties II, L.P.	Texas
Sabra Texas Properties III, L.P.	Texas
SB Fountain City, LLC	Georgia
SB New Martinsville, LLC	West Virginia
Sunset Point Nursing Center LLC	Massachusetts
West Bay Nursing Center LLC	Massachusetts